Item 77Q(1)(d)
Sterling Capital Funds

The following document is included in the Registrant's Post-
Effective Amendment No. 131 filed with the SEC on April 4, 2017,
(SEC Accession No. 0001193125-17-109650) and is incorporated by reference herein:
Amendment to Multiple Class Plan dated March 1, 2011.